SCHEDULE 14A

                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
|_|      Preliminary Proxy Statement
|_|      Confidential, for Use of the Commission Only
           (as permitted by Rule 14a-6(e)(2))
|X|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Pursuant to Section 14a-11(c) or Section 14a-12

                              The India Fund, Inc.
  ----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      --------------------------------------------------------------------------

      (2)   Aggregate number of securities to which transaction applies:

      --------------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      --------------------------------------------------------------------------

      (4)   Proposed maximum aggregate value of transaction:

      --------------------------------------------------------------------------

      (5)   Total fee paid:

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by the registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

      --------------------------------------------------------------------------

      (2)   Form, Schedule or Registration Statement No.:

      --------------------------------------------------------------------------

      (3)   Filing Party:

      --------------------------------------------------------------------------

      (4)   Date Filed:

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

                              The India Fund, Inc.

                           One World Financial Center
                               200 Liberty Street
                            New York, New York 10281

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                                                   March 9, 2001

To the Stockholders:

      The Annual Meeting of Stockholders of The India Fund, Inc. (the "Fund") will be held at One World Financial Center, 200 Liberty Street, New York, New York on the 40th floor, on Friday, April 20, 2001, at 1:00 p.m., for the purposes of considering and voting upon:

            1.    The election of directors (Proposal 1).

            2. The approval of a new country advisory agreement between Advantage Advisers, Inc. and Advantage India, Inc. (Proposal
                  2).

            3.    Any other business that may properly come before the meeting.

      The close of business on March 2, 2001 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

                                       By Order of the Board of Directors,


                                       /s/ Bryan McKigney

                                       Bryan McKigney
                                       President, Director and Secretary

--------------------------------------------------------------------------------
      TO AVOID UNNECESSARY EXPENSE OF FURTHER SOLICITATION, WE URGE YOU to indicate voting instructions on the enclosed proxy card, date and sign it and return it promptly in the envelope provided, no matter how large or small your holdings may be.
--------------------------------------------------------------------------------

                      Instructions for Signing Proxy Cards

      The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense to the Fund involved in validating your vote if you fail to sign your proxy card properly.

      1. Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

      2. Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to a name shown in the registration.

      3. Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

                                  REGISTRATION

      Corporate Accounts                           Valid Signature

      (1)  ABC Corp. ...........................   ABC Corp. (by John Doe,
                                                     Treasurer)
      (2)  ABC Corp. ...........................   John Doe, Treasurer
      (3)  ABC Corp. c/o John Doe, Treasurer....   John Doe
      (4)  ABC Corp. Profit Sharing Plan .......   John Doe, Trustee

      Trust Accounts
      (1)  ABC Trust............................   Jane B. Doe, Trustee
      (2)  Jane B. Doe, Trustee u/t/d 12/28/78..   Jane B. Doe

      Custodial or Estate Accounts
      (1)  John B. Smith, Cust.
              f/b/o John B. Smith, Jr. UGMA.....   John B. Smith
      (2)  John B. Smith........................   John B. Smith, Jr., Executor

                              The India Fund, Inc.

                           One World Financial Center
                               200 Liberty Street
                            New York, New York 10281

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

      This proxy statement is furnished in connection with a solicitation by the Board of Directors of The India Fund, Inc. (the "Fund") of proxies to be used at the Annual Meeting of Stockholders of the Fund (the "Annual Meeting") to be held at One World Financial Center, 200 Liberty Street, New York, New York on the 40th floor, on Friday, April 20, 2001, at 1:00 p.m. (and at any adjournment or adjournments thereof) for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the accompanying form of proxy are first being mailed to stockholders on or about March 9, 2001. Any stockholder may also request an additional copy of the Fund's annual report, free of charge, by contacting Advantage Advisers, Inc. at the address listed below or by calling 1-800-421-4777. Stockholders who execute proxies retain the right to revoke them in person at the Annual Meeting or by written notice received by the Secretary of the Fund at any time before they are voted. Unrevoked proxies will be voted in accordance with the specifications thereon and, unless specified to the contrary, will be voted FOR the Election of Directors and FOR the approval of a new country advisory agreement. The close of business on March 2, 2001 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Each stockholder is entitled to one vote for each full share and an appropriate fraction of a vote for each fractional share held. On the record date there were 31,098,333 shares of the Fund's Common Stock outstanding.

      In the event that a quorum is not present at the Annual Meeting, or in the event that a quorum is present but sufficient votes to approve any of the proposals are not received, the persons named as proxies may propose one or more adjournments of the Annual Meeting to a date not more than 120 days after the original record date to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the Annual Meeting in person or by proxy. The persons named as proxies will vote those proxies which they are entitled to vote FOR or AGAINST any such proposal at their discretion. A stockholder vote may be taken on one or more of the proposals in this proxy statement prior to any such adjournment if sufficient votes have been received for approval. Under the By-Laws of the Fund, a quorum is constituted by the presence in person or by proxy of the holders of record of a majority of the outstanding shares of Common Stock of the Fund entitled to vote at the Annual Meeting.

      Advantage Advisers, Inc. ("Advantage"), whose principal business address is One World Financial Center, 200 Liberty Street, New York, New York 10281, is the Fund's investment manager.

                        PROPOSAL 1: ELECTION OF DIRECTORS

      In accordance with the Fund's Charter, the Fund's Board of Directors is divided into three classes: Class I, Class II and Class III. At the Annual Meeting, stockholders will be asked to elect one Class II and two Class III Directors to hold office until the 2003 and 2004 Annual Meetings of Stockholders, respectively, or thereafter when their respective successors are elected and qualified. The term of office of the Class I Directors expires at the Annual Meeting of Stockholders in 2002 or thereafter when their successors are elected and qualified. The effect of these staggered terms is to limit the ability of other entities or persons to acquire control of the Fund by delaying the replacement of a majority of the Board of Directors.

      The persons named in the accompanying form of proxy intend to vote at the Annual Meeting (unless directed not to vote) FOR the election of the nominees listed below. Each nominee has indicated that he will serve if elected, but if either nominee should be unable to serve, the proxy will be voted for any other person determined by the persons named in the proxy in accordance with their judgment. Bryan McKigney and Howard M. Singer were elected to the Board of Directors by the directors of the Fund effective July 11, 2000.

      The following table provides information concerning the nominees for election as directors:

                                                                                 Shares of Common Stock
                                                                                   Beneficially Owned,
Nominees and Principal Occupations                                             Directly or Indirectly, on
During the Past Five Years                            Director Since     Age        March 2, 2001 (A)
---------------------------------------------------------------------------------------------------------
Nominee to serve until the year 2003
  Annual Meeting of Stockholders
Howard M. Singer,* Chairman of the Board                   2000          37                500
  of Directors; Managing Director,
  CIBC World Markets Corp.

Nominees to serve until the year 2004
  Annual Meeting of Stockholders
Bryan McKigney,* President and Secretary of the            2000          42               1000
  Fund; Managing Director (2000-Present) and
  Executive Director (1993-2000), CIBC World
  Markets Corp.; Vice President and Division
  Executive, Head of Derivative Operations
  (1986-1993) and Assistant Vice President,
  Securities and Commodity Operations (1981-1985),
  Chase Manhattan Bank

Sir Rene Maingard, C.B.E., Director, Rogers & Co.,         1994          83                  0
  Ltd. (shipping, banking).

----------
* "Interested person" as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), because of a relationship with Advantage.
(A) The holdings of no director represented more than 1% of the outstanding shares of the Fund. Each director has sole voting and investment power with respect to the listed shares.

      The following table provides information concerning the directors serving until the Year 2002 and 2003 Annual Meetings of Stockholders:

                                                                                 Shares of Common Stock
                                                                                   Beneficially Owned,
Directors and Principal Occupations                                            Directly or Indirectly, on
During the Past Five Years                            Director Since     Age        March 2, 2001 (A)
---------------------------------------------------------------------------------------------------------
Directors serving until the year 2002
  Annual Meeting of Stockholders
Leslie H. Gelb, Member of Audit and Nominating             1994          64                  100
  Committees; President, The Council on Foreign
  Relations (1993-Present); Columnist (1991-1993),
  Deputy Editorial Page Editor (1986-1990) and
  Editor, Op-Ed Page (1988-1990), The New York Times.

Luis Rubio, Member of Audit and Nominating                 1999          45                   40
  Committees;  President, Centro de Investigacion
  para el Desarrollo, A.C. (Center of Research for
  Development) (1981-Present), frequent contributor
  of op-ed pieces to The Los Angeles Times and
  The Wall Street Journal.

Gabriel Seeyave, Tax Advisor; formerly Partner, De         1994          69                    0
  Chazal Du Mee & Co. (chartered accountants);
  Director, The United Basalt Products Limited.

Directors serving until the year 2003
  Annual Meeting of Stockholders
Charles F. Barber, Chairman of Audit Committee;            1994          84                1,000
  Member of Nominating Committee; Consultant;
  formerly Chairman of the Board, ASARCO
  Incorporated.

Jeswald W. Salacuse, Member of Audit Committee;            1994          63                  403
  Chairman of Nominating Committee; Henry J. Braker
  Professor of Commercial Law, The Fletcher
  School of Law & Diplomacy (1990-Present); Dean,
  The Fletcher School of Law & Diplomacy,
  Tufts University (1986-1994).

----------
(A) The holdings of no director represented more than 1% of the outstanding shares of the Fund. Each director has sole voting and investment power with respect to the listed shares.

      Each of Messrs. Barber, Gelb, Rubio, Salacuse and Singer serves as a director of certain other U.S. registered investment companies, as described below. Mr. Barber is a director of one other registered investment company advised by Advantage, four registered investment companies advised by CIBC Oppenheimer Advisers, L.L.C. ("CIBC Advisers"), an affiliate of Advantage, six registered investment companies co-advised by PIMCO Advisors L.P. ("PIMCO Advisors") and Salomon Brothers Asset Management Inc ("SBAM") and seven other registered investment companies advised by SBAM. Mr. Gelb is a director of one other registered investment company advised by Advantage, six other registered investment companies co-advised by PIMCO Advisors and SBAM and one other registered investment company advised by CIBC Advisers and TDA Capital Partners. Mr. Rubio is a director of one other registered investment company advised by Advantage and five registered investment companies advised by CIBC Advisers. Mr. Salacuse is a director of one other registered investment company advised by Advantage, six other registered investment companies co-advised by PIMCO Advisors and SBAM, four other registered investment companies advised by SBAM, one other registered investment company advised by PIMCO Advisors and one other registered investment company advised by CIBC Advisers. Mr. Singer is a director of one other registered investment company advised by Advantage and eight other registered investment companies advised by CIBC Advisers.

      At March 2, 2001, directors and officers of the Fund as a group owned beneficially less than 1% of the outstanding shares of the Fund.

      The following table sets forth the beneficial ownership of shares of the Fund, at March 2, 2001 by each person known to the Fund to be deemed to be the beneficial owner of more than 5% of the outstanding shares of the Fund.

                                          Number of Shares
Name of Beneficial Owner                 Beneficially Owned    Percent Ownership
--------------------------------------------------------------------------------
City of London Investment Group PLC(1)       2,589,450               8.18%
  10 Eastcheap
  London EC3M ILX
  England

----------
(1) Based solely upon information presented in Schedule 13G, providing information as of December 31, 2000, filed by City of London Investment Group PLC ("City of London"), which reports sole voting and dispositive power as to all such shares, as well as a Schedule 13G, providing information as of December 31, 2000, filed by City of London Investment Management Company Limited, which reports voting and dispositive power as to 2,589,450 shares of the Fund. According to the Schedule 13G filed by City of London, such shares were acquired by its subsidiaries, City of London Investment Management Company Limited and City of London Unit Trust Managers Limited. The Fund's understanding is that the aggregate beneficial ownership of shares of the Fund by these affiliated entities is reflected in the Schedule 13G filed by City of London. Pursuant to this understanding, as of December 31, 2000, such ownership would be 2,589,450 shares, representing 8.18% of the outstanding shares of the Fund as of such date.

      In addition, at March 2, 2001, Cede & Co., a nominee for participants in The Depository Trust Company, held of record 30,940,382 shares, equal to 99.49% of the outstanding shares of the Fund.

      The executive officers of the Fund are chosen each year at the first meeting of the Board of Directors of the Fund following the Annual Meeting of Stockholders, to hold office until the meeting of the Board following the next Annual Meeting of Stockholders and until their successors are chosen and qualified. In addition to Messrs. McKigney and Singer, the current executive officer of the Fund is:

                Name             Office         Age     Officer Since
                -----------------------------------------------------
                Alan E. Kaye     Treasurer      49          1999

      Mr. Kaye is Executive Director of CIBC World Markets Corp. ("CIBC World Markets") (1995-Present). Mr. Kaye previously served as Vice President of Oppenheimer & Co., Inc. (1986-1994).

Messrs. Kaye, McKigney and Singer also serve as officers of various other registered investment companies advised by Advantage or affiliates of CIBC World Markets.

      The Fund's Audit Committee is composed entirely of Directors who are not "interested persons" of the Fund or of Advantage or its affiliates within the meaning of the 1940 Act, and who are "independent" as defined in the New York Stock Exchange listing standards. Currently, Messrs. Barber, Gelb, Rubio and Salacuse are members of the Audit Committee. The Audit Committee convened twice during the fiscal year ended December 31, 2000. The principal functions of the Audit Committee are to recommend to the Board the appointment of the Fund's independent accountants, to review with the independent accountants the scope, performance and anticipated cost of their audit and to receive and consider a report from the independent accountants concerning their conduct of the audit, including the form of the opinion proposed to be rendered and any comments or recommendations the independent accountants might want to make in that connection. The Fund adopted an Audit Committee Charter in February 2000, which was subsequently amended in May 2000. A copy of the Audit Committee Charter is attached to this Proxy Statement as Exhibit A.

      The Audit Committee has received written disclosures and the letter required by Independence Standards Board Standard No. 1 from PricewaterhouseCoopers LLP ("PwC"), the Fund's independent accountants, and has discussed with PwC its independence. The Audit Committee has also reviewed and discussed the audited financial statements with Fund management and PwC, and discussed certain matters with PwC required to be discussed by Statements on Auditing Standards No. 61. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the Fund's audited financial statements be included in the Fund's Annual Report for the fiscal year ended December 31, 2000.

      The Fund's Nominating Committee, whose principal function is to recommend nominees for election as directors of the Fund, is composed of Messrs. Barber, Gelb, Rubio and Salacuse. This Committee held one meeting during the fiscal year ended December 31, 2000. The Nominating Committee will accept nominations for the office of director made by the stockholders in a written request addressed to the Secretary of the Fund which includes biographical data and sets forth the qualifications of the proposed nominee. The Fund has no compensation committee.

      During the fiscal year ended December 31, 2000, the Board of Directors met five times. Each director attended at least 75% of the meetings of the Board or the committee of the Board on which he served.

      Under the federal securities laws, the Fund is required to provide to stockholders in connection with the Annual Meeting information regarding compensation paid to directors by the Fund as well as by the various other U.S. registered investment companies advised by Advantage, Infrastructure Leasing and Financial Services Limited ("ILFS"), the Fund's country adviser, or affiliates thereof during the Fund's prior fiscal year. The following table provides information concerning the approximate compensation paid during the fiscal year ended December 31, 2000 to each director of the Fund. No remuneration was paid during the fiscal year ended December 31, 2000 by the Fund to Messrs. McKigney and Singer who, as officers and employees of Advantage and CIBC World Markets, are "interested persons" as defined under the 1940 Act. Please note that the Fund does not provide any pension or retirement benefits to directors.

                                        Total Compensation
                          Aggregate      from Other Funds     Total Compensation
                        Compensation        Advised by             from Fund
Name of Director          from Fund          Advantage         and Fund Complex
----------------        -------------   ------------------    ------------------
                                         Directorships (A)     Directorships (A)
Charles F. Barber          $9,550           $8,000(1)              $43,652(6)
Leslie H. Gelb             $9,050           $5,850(1)              $14,900(3)
Sir Rene Maingard          $9,050                0                 $ 9,050(1)
Luis Rubio                 $9,150           $8,800(2)              $47,382(7)
Jeswald W. Salacuse        $9,150           $7,900(1)              $22,350(3)
Gabriel Seeyave            $9,050                0                 $ 9,050(1)

----------
(A) The numbers in parentheses indicate the applicable number of investment company directorships held by that director.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 and Section 30(h) of the 1940 Act in combination require the Fund's directors and officers, persons who own more than ten percent of the Fund's Common Stock, Advantage, ILFS, and its directors and officers, to file reports of ownership and changes in ownership of the Fund's securities with the Securities and Exchange Commission and the New York Stock Exchange, Inc. The Fund believes that the Fund's directors and officers, and Advantage and its directors and officers have complied with applicable filing requirements during the fiscal year ended December 31, 2000.

Required Vote

      Directors are elected by a plurality of the votes cast by the holders of shares of Common Stock of the Fund present in person or represented by proxy at a meeting with a quorum present. For purposes of the election of directors, abstentions and broker non-votes will not be considered votes cast, and do not affect the plurality vote required for directors.

            THE DIRECTORS, INCLUDING THE "NON-INTERESTED" DIRECTORS,
             UNANIMOUSLY RECOMMEND THAT THE STOCKHOLDERS VOTE "FOR"
                       EACH OF THE NOMINEES FOR DIRECTOR.

      PROPOSAL 2: APPROVAL OF A NEW COUNTRY ADVISORY AGREEMENT

Introduction

      ILFS has served as country adviser to the Fund pursuant to a country advisory agreement among Advantage, ILFS and the Fund since February 14, 1994, as amended as of August 1, 1997 (the "ILFS Agreement"). The ILFS Agreement was last renewed by vote of the Fund's stockholders on September 30, 1997. Due to affiliations between ILFS and the Indian government, the Fund has been precluded from participating in certain government privatizations and from purchasing securities of certain financial institutions in India. As a result, the Board of Directors of the Fund has determined that it would be in the best interests of the Fund and its stockholders to explore alternatives to ILFS.

      Therefore, the Board of Directors of the Fund is proposing that the Fund's stockholders approve a new country advisory agreement between Advantage and Advantage India, Inc. (the "New Agreement"). The New Agreement is substantially similar to the ILFS Agreement and provides that all investment decisions will continue to be made by Advantage. A description of the New Agreement, including the services to be provided by Advantage India, Inc. thereunder, is set forth below. The description is qualified in its entirety by reference to the form of New Agreement attached to this Proxy Statement as Exhibit B.

Information concerning Advantage India, Inc.

      Advantage India, Inc., a corporation organized on February 15, 2001 under the laws of Delaware, commenced operations in 2001. Its principal business address is One World Financial Center, 200 Liberty Street, New York, New York 10281 and it anticipates opening an office in India. It is a wholly-owned subsidiary of CIBC World Markets. Advantage India, Inc. is in the process of becoming registered as an investment adviser under the Investment Advisers Act of 1940.

      The names, titles and principal occupations of the current directors and executive officers of Advantage India, Inc. are set forth in the following table. The business address of each person listed below is One World Financial Center, 200 Liberty Street, New York, New York 10281.

Name                                        Title and Principal Occupation
----                                        ------------------------------
Howard Singer(A)                            President
Bruce Renihan                               Chief Financial Officer
Thomas Gallagher                            Managing Director
Mark Kaplan                                 Managing Director
Seth Novatt                                 Managing Director
Bryan McKigney(A)                           Managing Director
Punita Kumar-Sinha                          Managing Director
Joyce Burns                                 Executive Director-Tax
Barbara Pires(B)                            Executive Director
Patricia Bourdon                            Secretary
Elliot Ganz                                 Assistant Secretary

----------
(A)   Indicates individual is also a director of the Fund.
(B)   Indicates individual is also an officer of the Fund.

Description of the New Agreement

      The New Agreement and the ILFS Agreement are substantially similar. The following description of the New Agreement is qualified in its entirety by reference to the form of the New Agreement attached hereto as Exhibit B.

Services to be Performed

      Pursuant to the New Agreement, subject to the direction and control of the directors of the Fund and in consultation with Advantage, Advantage India, Inc. will: (i) provide or procure statistical and factual information and research regarding economic and political factors and trends in India and its surrounding region; (ii) provide or procure research and statistical data in relation to investing and other opportunities in India and its surrounding region; and (iii) provide assistance in the implementation and coordination of execution of investment decisions as directed by Advantage. All investment decisions will continue to be made by Advantage.

Expenses and Advisory Fees

      The New Agreement provides that Advantage India, Inc. is responsible for all of its expenses and liabilities, including expenses in connection with providing office space, office facilities and personnel reasonably necessary for performance of the services to be provided by it to Advantage.

      The rate used to determine the fees payable by Advantage to Advantage India, Inc. pursuant to the New Agreement will be agreed upon by Advantage and Advantage India, Inc. from time to time and will not exceed 1.10% of the Fund's average weekly net assets, which is the rate of fees payable by the Fund to Advantage.

Duration and Termination

      The New Agreement will have an initial term of two years, and thereafter will continue in effect for successive annual periods provided such continuance is specifically approved at least annually by (i) a majority of the members of the Fund's Board of Directors who are not parties to the New Agreement, and who are not "interested persons" (as defined in the 1940 Act) of any such party, and
(ii) a majority of the Fund's Board of Directors or the holders of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Fund. The New Agreement may be terminated, without penalty, on 60 days' notice, by the Fund's Board of Directors, by a vote of the holders of a "majority of the outstanding voting securities" of the Fund, or by Advantage, and the New Agreement will terminate automatically in the event of its "assignment" (as defined in the 1940 Act).

Sub-Advisory Fee Information

      Under the Fund's current ILFS Agreement, ILFS is paid by Advantage a monthly fee at an annual rate of 0.20% of the Fund's average net weekly assets. Under the New Agreement, Advantage India, Inc. will be paid by Advantage a monthly fee to be agreed upon from time to time by both Advantage and Advantage India, Inc. that will not exceed an annual rate of 1.10% of the Fund's average net weekly assets, the fee paid by the Fund to Advantage. Since the fee is paid by Advantage and not by the Fund, the Fund will not incur any additional expenses or fees under the terms of or in connection with the New Agreement. The aggregate amount of the fees paid by Advantage to ILFS for the Fund's fiscal year ended December 31, 2000 under the ILFS Agreement was $1,353,439.

Evaluation by the Board of Directors

      At meetings held on October 17, 2000 and February 13, 2001, the Board of Directors of the Fund reviewed various proposals for alternatives to ILFS. At the meeting on February 13, 2001, the Board, including a majority of the Board members who are not "interested persons" (as defined in the 1940 Act) of the Fund, Advantage, Advantage India, Inc., CIBC World Markets or ILFS, approved the New Agreement and recommended that the stockholders of the Fund approve such agreement.

      In approving the New Agreement and determining to submit it to stockholders for their approval, the Board of Directors of the Fund has determined that it continues to believe having advisory personnel in India is beneficial to the Fund but that it would be desirable to eliminate the investment restrictions currently imposed as a result of the government affiliations of ILFS. In addition, the relationships between CIBC World Markets, Advantage and Advantage India, Inc. should help assure open and efficient communications between the Fund's investment manager and the new country adviser, which should result in better service for the Fund. Specifically, because of the direct affiliation between Advantage and Advantage India, Inc., Advantage anticipates having a more direct presence in India, which should result in greater access to information generally and more specifically on potential investment opportunities for the Fund. Further, it is also anticipated that the staff of Advantage India, Inc. would initially be dedicated solely to supporting Advantage in its capacity as the Fund's investment manager, which should also result in better service for the Fund. The Board also considered that adoption of the New Agreement would not cause the Fund to incur any additional fees or expenses.

      In connection with its review of the New Agreement, the Board of Directors of the Fund requested and reviewed, with the assistance of its own legal counsel, materials and information furnished by CIBC World Markets and Advantage. These materials included information regarding CIBC World Markets and its personnel, operations and financial condition.

      In approving the New Agreement, the Board of Directors of the Fund focused primarily on the nature, quality and scope of the services provided to date by ILFS to the Fund and to be performed by Advantage India, Inc., and the fact that the ILFS Agreement and the New Agreement, including the terms relating to the services to be performed thereunder by Advantage India, Inc., and the expenses and fees payable to ILFS and Advantage India, Inc., are substantially similar. In connection with these primary considerations, comparisons were made between the New Agreement and similar arrangements by other investment companies, particularly with regard to levels of fees, and the benefits to Advantage India, Inc. because of its relationship with the Fund. In particular, the Fund's Board of Directors considered the commitment of CIBC World Markets to provide capital, personnel and various resources to Advantage India, Inc. to enable it to provide high quality services to the Fund.

      Based upon its review of the above factors, the Board of Directors of the Fund concluded that the New Agreement is in the best interests of the Fund and its stockholders. If approved, the New Agreement will take effect promptly following the Annual Meeting and effectiveness of Advantage India, Inc.'s registration as an investment adviser.

      If the New Agreement is not approved or if Advantage India, Inc. is not successful in obtaining registration as an investment adviser, the Board of Directors will consider whether it should take any other action in connection with seeking any other country adviser for the Fund.

      Certain directors and officers of the Fund may have a substantial interest in the approval of the New Agreement as a result of their interests in Advantage or affiliates thereof, as described above under "Proposal 1: Election of Directors."

Required Vote

      As provided by the 1940 Act, approval of the New Agreement will require the affirmative vote of a "majority of the outstanding voting securities" of the Fund, which means the affirmative vote of the lesser of (a) 67% or more of the outstanding shares present or represented at the Annual Meeting, if holders of more than 50% of the outstanding shares of the Fund entitled to vote are present or represented by proxy at the Annual Meeting, or (b) more than 50% of the outstanding shares of the Fund entitled to vote.

      THE BOARD OF DIRECTORS OF THE FUND, INCLUDING A MAJORITY OF THE DIRECTORS WHO ARE NOT "INTERESTED PERSONS" (AS DEFINED IN 1940 ACT) OF THE FUND, ADVANTAGE, ADVANTAGE INDIA, INC., CIBC WORLD MARKETS OR THEIR AFFILIATES, RECOMMEND THAT THE STOCKHOLDERS OF THE FUND VOTE IN FAVOR OF THE NEW AGREEMENT.

                             ADDITIONAL INFORMATION

                             INVESTMENT MANAGEMENT

Advantage Advisers, Inc.

      Advantage serves as the Fund's investment manager. The address of Advantage is One World Financial Center, 200 Liberty Street, New York, New York 10281.

Infrastructure Leasing & Financial Services Limited

      ILFS currently serves as the Fund's country adviser. The address of ILFS is Mahindra Towers, 4th Floor, Dr. G.M. Bhosale Marg, Mumbai, India 400 021.

CIBC World Markets

      CIBC World Markets serves as the Fund's administrator. The address of CIBC World Markets is One World Financial Center, 200 Liberty Street, New York, New York 10281. CIBC World Markets subcontracts certain of its responsibilities to PFPC Inc. The address of PFPC Inc. is 400 Bellevue Parkway, Wilmington, Delaware 19809.

Multiconsult Ltd.

      Multiconsult Ltd. serves as Mauritius administrator to the Fund. Multiconsult Ltd.'s address is De Chazal Du Mee (DCDM) Building 10, Frere Felix de Valois Street, Port Louis, Mauritius.

                      FEES PAID TO INDEPENDENT ACCOUNTANTS

      Audit Fees. The aggregate fees paid to PwC in connection with the annual audit of the Fund and the review of the Fund's financial statements for the fiscal year ended December 31, 2000 was $117,500.

      Financial Information Systems Design and Implementation Fees. There were no fees billed for information technology services rendered by PwC to the Fund, Advantage, CIBC World Markets and entities controlled by any of them that provide services to the Fund for the fiscal year ended December 31, 2000.

      All Other Fees. The aggregate fees billed for all other non-audit services, including fees for tax-related services, rendered by PwC to the Fund, Advantage, CIBC World Markets and entities controlled by any of them that provide services to the Fund for the fiscal year ended December 31, 2000 was $66,435. The Audit Committee has determined that the provision of non-audit services is compatible with maintaining the independence of PwC.

                              BROKERAGE COMMISSIONS

      For the fiscal year ended December 31, 2000, the Fund paid brokerage commissions in the amount of $66,176 to ABM-Amro Asia Equities (India) Ltd. ("ABM-Amro"), the Fund's only affiliated broker. This amount represents 5.02% of the Fund's aggregate brokerage commissions paid during the Fund's most recent fiscal year. Under the 1940 Act, ABM-Amro is deemed an "affiliated broker" of the Fund because it is affiliated with ILFS.

                                 OTHER BUSINESS

      The Board of Directors of the Fund does not know of any other matter which may come before the Annual Meeting. If any other matter properly comes before the Annual Meeting, it is the intention of the persons named in the proxy to vote the proxies in accordance with their judgment on that matter.

                    PROPOSALS TO BE SUBMITTED BY STOCKHOLDERS

      All proposals by stockholders of the Fund which are intended to be presented at the Fund's next Annual Meeting of Stockholders, to be held in 2002, must be received by the Fund (addressed to The India Fund, Inc., One World Financial Center, 200 Liberty Street, New York, New York 10281) for inclusion in the Fund's proxy statement and proxy relating to that meeting no later than November 9, 2001. Any stockholder who desires to bring a proposal at the Fund's 2002 Annual Meeting of Stockholders without including such proposal in the Fund's proxy statement must deliver written notice thereof to the Secretary or Assistant Secretary of the Fund (addressed to The India Fund, Inc., One World Financial Center, 200 Liberty Street, New York, New York 10281) during the thirty-day period from December 21, 2001 to January 19, 2002.

                         EXPENSES OF PROXY SOLICITATION

      The costs of preparing, assembling and mailing material in connection with this solicitation of proxies will be borne by the Fund. Proxies may also be solicited personally by officers of the Fund and by regular employees of Advantage, CIBC World Markets and ILFS or their respective affiliates, or other representatives of the Fund or by telephone or telegraph, in addition to the use of mails. Brokerage houses, banks and other fiduciaries may be requested to forward proxy solicitation material to their principals to obtain authorization for the execution of proxies, and they will be reimbursed by the Fund for out-of-pocket expenses incurred in this connection. Corporate Investor Communications, Inc. ("CIC") has been retained to assist in the solicitation of proxies at a fee to be paid by the Fund and estimated at approximately $10,000 plus disbursements. If the Annual Meeting is adjourned, an additional fee of $2,750 for every 15 days that the Annual Meeting is adjourned will be payable to CIC by the Fund.

March 9, 2001

                                                                       Exhibit A

                              THE INDIA FUND, INC.
                             Audit Committee Charter

Statement of Policy

      The Audit Committee shall oversee the Fund's accounting and financial reporting policies and practices and its internal controls. The Audit Committee shall oversee the quality and objectivity of the Fund's financial statements and the independent audit of the financial statements. The Audit Committee shall also act as a liaison between the Fund's independent accountants and the Board of Directors.

      The Audit Committee's role is limited to oversight. Fund management is responsible for Fund accounting and internal control systems, and the independent accountants are responsible for conducting a proper audit of the Fund's financial statements. The independent accountants are ultimately accountable to the Fund's Board of Directors and the Audit Committee.

Membership

      The Audit Committee shall be comprised of as many directors as the Board of Directors shall determine, but in any event no less than three. No member shall be an "interested person" of the Fund, as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended. In addition, each member of the Audit Committee shall also meet the requirements of being "Independent," as defined in the New York Stock Exchange Listed Company Manual ss. 303.01, and shall be free of any relationship that, in the judgment of the Board of Directors, may interfere with the exercise of his or her independent judgment.

      Each member of the Audit Committee shall be financially literate, as such qualification is interpreted by the Fund's Board of Directors in its business judgment under the NYSE listing requirements.

      At least one member of the Audit Committee must have accounting or related financial management expertise, as the Board of Directors interprets such qualification in its business judgment under the NYSE listing requirements.

Responsibilities and Duties

      The Audit Committee policies and procedures shall remain flexible to facilitate the Audit Committee's ability to react to changing conditions and to generally discharge its functions. The following responsibilities describe areas of attention in broad terms.

      The Audit Committee shall:

1. Recommend the selection, retention or termination of the Fund's independent accountants based on an evaluation of their independence and the nature and performance of the audit and other services. The Audit Committee and the Board of Directors have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor (or to nominate the outside auditor to be proposed for shareholder approval in any proxy statement).

2. Receive on a periodic basis formal written disclosures and letters from the independent accountants as required by the Independence Standards Board Standard No. 1.(1)

3. Engage in a dialogue with the independent accountants and the Board of Directors concerning any relationships between the independent accountants and the Fund or any other relationships that might adversely affect the objectivity and independence of the independent accountants.

4. Review the fees charged by the independent accountants for audit and other services.

5. Review with the independent accountants arrangements for and the scope of the annual audit and any special audits including the form of any opinion proposed to be rendered to the Board of Directors and stockholders.

6. Review with management and the independent accountants the annual financial statements, including a discussion with the independent accountants of matters required by Statement of Accounting Standards No. 61.(2)

7. Discuss with the independent accountants any matters of concern relating to the Fund's financial statements.

8. Consider with the independent accountants their comments on the Fund's accounting and financial reporting policies, practices and internal controls and management's responses thereto, including the effect on the Fund of any recommendation of changes in accounting principles or practices by management or the independent accountants.

9. Investigate any improprieties or suspected improprieties in the Fund's financial and accounting operations.

10. Provide a report in the Fund's proxy statement disclosing whether the Audit Committee has fulfilled the duties set forth above in items #2, #3 and #6.

11. Provide a statement whether, based on its review of the Fund's audited financial statements, the Audit Committee recommends to the Board of Directors that the audited financial statements be included in the Fund's Annual Report.

12. Report to the Board of Directors regularly on the Audit Committee's activities and make any

----------
(1)   ISB Standard No. 1 generally requires, among other things, that an auditor
      (i) disclose to the Audit Committee, in writing, all relationships between the auditor and its related entities and the company and its related entities that in the auditor's professional judgment may reasonably be thought to bear on independence; (ii) confirm in the letter that, in its professional judgment, it is independent of the company within the meaning of the Securities Act of 1933, as amended and the Securities Exchange Act of 1934; and (iii) discuss the auditor's independence with the audit committee.
(2) SAS No. 61 ("Communication with Audit Committees") requires independent auditors to inform the audit committee of certain matters, including among others, (i) methods used to account for significant unusual transactions,
      (ii) the process used by management in formulating sensitive accounting estimates on the basis of the auditors' conclusion as to the reasonableness of those estimates and (iii) disagreements with management over the application of accounting principles.

      necessary recommendations as to the Fund's accounting and financial reporting policies, practices and its internal controls.

13. Review and reassess the adequacy of this Charter at least annually and recommend any changes to the Board of Directors.

14. Review with counsel legal and regulatory matters that have a material impact on the Fund's financial and accounting reporting policies, practices or its internal controls.

15. Perform such other functions consistent with this Charter, the Fund's By-Laws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

Meetings

      The Audit Committee shall meet at least once annually with the independent accountants (outside the presence of Fund management) and at least once annually with the representatives of Fund management responsible for the financial and accounting operations of the Fund. The Audit Committee shall hold special meetings when and if circumstances require.

Outside Resources and Assistance from Management

      The appropriate officers of the Fund shall provide or arrange to provide such information, data and services as the Audit Committee may request. The Audit Committee shall have the authority to discharge its responsibility, including the authority to retain counsel and other experts and consultants whose expertise would be considered helpful to the Audit Committee at the expense of the Fund.

Dated: May 2000

                                                                       Exhibit B

                           COUNTRY ADVISORY AGREEMENT
                            Advantage Advisers, Inc.
                           One World Financial Center
                               200 Liberty Street
                            New York, New York 10281

                                                                    [date], 2001

Advantage India, Inc.
One World Financial Center
200 Liberty Street
New York, New York 10281

Dear Sirs:

      This will confirm the agreement among the undersigned (the "Investment Manager") and you (the "Country Adviser") as follows:

      1. The Investment Manager has been employed pursuant to a management agreement dated as of November 3, 1997 between an investment company (the "Company") registered under the Investment Company Act of 1940, as amended (the "1940 Act") and the Investment Manager. The Company engages in the business of investing and reinvesting its assets in the manner and in accordance with the investment objective and limitations specified in the Company's Articles of Incorporation, as amended from time to time in the Registration Statement on Form N-2, as in effect from time to time, and in such manner and to such extent as may from time to time be authorized by the Board of Directors of the Company. Copies of the documents referred to in the preceding sentence have been furnished to the Country Adviser. Any amendments to these documents shall be furnished to the Country Adviser.

      2. Subject to the approval by the Company, the Investment Manager engages the Country Adviser on an independent contractor relationship basis, to (a) provide and procure statistical and factual information and research regarding economic and political factors and trends in India and its surrounding region,
(b) provide or procure research and statistical data in relation to investing and other opportunities in India and its surrounding region and (c) provide assistance in the implementation and coordination of execution of investment decisions as directed by the Investment Manager. The Country Adviser will not make any investment decisions with respect to the Company.

      3. The Country Adviser shall, at its expense, provide office space, office facilities and personnel reasonably necessary for performance by it of the services to be provided by the Country Adviser pursuant to this Agreement.

      4. The Country Adviser may contract on its own behalf with or consult with such banks, other securities firms, brokers or other parties, without additional expense to the Company, as it may deem appropriate regarding research and statistical data or otherwise.

      5. In consideration of the services to be rendered by the Country Adviser under this agreement, the Investment Manager shall pay the Country Adviser a monthly fee in United States dollars on the fifth business day of each month for the previous month as agreed from time to time by the Investment Manager and the Country Adviser but not to exceed the annual rate of 1.10% of the Fund's average weekly net assets. If the fee payable to the Investment Adviser pursuant to this paragraph 5 begins to accrue before the end of any month or if this agreement terminates before the end of any month, the fee for the period from such date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

      6. The Country Adviser represents and warrants that it will be duly registered and authorized as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and the Country Adviser agrees to maintain effective all requisite registrations, authorizations and licenses, as the case may be, until termination of this Agreement.

      7. This agreement shall continue in effect until two years from the date hereof and shall continue in effect thereafter for successive annual periods, provided that such continuance is specifically approved at least annually (a) by the vote of a majority of the Company's outstanding voting securities (as defined in the 1940 Act) or by the Company's Board of Directors and (b) by the vote, cast in person at a meeting called for the purpose, of a majority of the Company's directors who are not parties to this agreement or "interested persons" (as defined in the 1940 Act) of any such party. Notwithstanding the above, this Agreement (a) may nevertheless be terminated at any time, without penalty, by the Company's Board of Directors, by vote of holders of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Company or by the Investment Manager, upon 60 days' written notice delivered to each party hereto, and (b) shall automatically be terminated in the event of its assignment (as defined in the 1940 Act). Any such notice shall be deemed given when received by the addressee.

      8. Nothing herein shall be deemed to limit or restrict the right of the Country Adviser, or any affiliate of the Country Adviser, or any employee of the Country Adviser, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association. Nothing herein shall be construed as constituting the Country Adviser an agent of the Investment Manager or the Company.

      9. This Agreement shall be governed by the laws of the State of New York; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

      10. Notices. Any notice hereunder shall be in writing and shall be delivered in person or by telex or facsimile (followed by delivery in person) to the parties at the addresses set forth below.

      If to the Country Adviser:

            Advantage India, Inc.
            One World Financial Center
            200 Liberty Street

            New York, New York 10281
            Attn: Barbara Pires
                  Executive Director

      If to the Investment Manager:

            Advantage Advisers, Inc.
            One World Financial Center
            200 Liberty Street
            New York, New York  10281
            Attn: Bryan McKigney
                  President

or to such other address as to which the recipient shall have informed the other party in writing.

      Unless specifically provided elsewhere, notice given as provided above shall be deemed to have been given, if by personal delivery, on the day of such delivery, and, if by facsimile and mail, on the date on which such facsimile is sent or mailed.

      11. Counterparts. This agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

      If the foregoing correctly sets forth the agreement between the Investment Manager and the Country Adviser, please so indicate by signing and returning to the Investment Manager the enclosed copy hereof.

                                       Very truly yours,
                                       ADVANTAGE ADVISERS, INC.


                                       By:______________________________________
                                          Name:
                                          Title:

ACCEPTED:

ADVANTAGE INDIA, INC.


By:_________________________________
   Name:
   Title:

                                  DETACH HERE

                              THE INDIA FUND, INC.
                 ANNUAL MEETING OF STOCKHOLDERS - APRIL 20, 2001

               This Proxy is Solicited on Behalf of the Directors

      The undersigned hereby appoints Bryan McKigney, Barbara Pires, Megan Weilert, and each of them, attorneys and proxies for the undersigned, with full power of substitution and revocation, to represent the undersigned at the Annual Meeting of Stockholders of the Fund to be held at One World Financial Center, New York, New York 10281 on Friday, April 20, 2001, at 1:00 p.m., and at any adjournments thereof, upon the matters set forth in the Notice of Meeting and Proxy Statement dated March 9, 2001 and upon all other matters properly coming before said Meeting.

      Please indicate your vote by an "X" in the appropriate box on the reverse side. This proxy, if properly executed, will be voted in the manner directed by the stockholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2 (which includes all nominees for Director). Please refer to the Proxy Statement for a discussion of the Proposals.

      HAS YOUR ADDRESS CHANGED?                DO YOU HAVE ANY COMMENTS?

_______________________________________     ____________________________________

_______________________________________     ____________________________________

_______________________________________     ____________________________________

---------------                                                  ---------------
  SEE REVERSE         (Continued, and to be signed and dated,      SEE REVERSE
      SIDE                   on the reverse side.)                     SIDE
---------------                                                  ---------------

                                   DETACH HERE

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 and 2
                      (including all nominees for Director)

1. Election of Directors:              2. The approval of a new country advisory
                                          agreement between Advantage Advisers,
                                          Inc. and Advantage India, Inc.

Nominee (Class II) to serve                   |_|         |_|          |_|
until the year 2003 Annual
Meeting:                                      FOR       AGAINST      ABSTAIN
(01) Howard M. Singer
                                       3. The persons named as proxies are
Nominees (Class III) to serve             authorized to vote in their
until the year 2004 Annual                discretion on any other business
Meeting:                                  that may properly come before
(02) Bryan McKigney;                      the Meeting.
(03) Sir Rene Maingard
                                       4. Please mark the box at right
                                          if you plan to attend.             |_|
    |_|               |_|
    FOR        WITHHOLD AUTHORITY      Change of Address and/or Comments
The nominees    to vote for the        Mark Here                             |_|
listed above    nominees listed
                    above
                                       Note: Please sign exactly as your name
                                       appears on this Proxy. If joint owners,
                                       EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.

|_| _______________________________
(INSTRUCTION: To withhold authority    Please Sign, Date and Return the Proxy
to vote for any individual nominee,    Promptly Using the Enclosed Envelope.
write that nominee's name in the
space provided above.)

Signature:_____________ Date:_________ Signature:_______________ Date:_________